Exhibit 99.1

Chemed Increases EPS Guidance and Outlook for Third and Fourth Quarters of 2004

    CINCINNATI--(BUSINESS WIRE)--Oct. 18, 2004--Chemed Corporation ("Chemed") (NYSE:CHE), which operates the nation's largest provider of end-of-life care under the VITAS Healthcare Corporation (VITAS) brand and commercial and residential plumbing and drain cleaning services provider under the Roto-Rooter brand (Roto-Rooter), today confirmed the company will be releasing earnings on Monday, October 25, 2004, after the market closes and will hold a teleconference the following day at 11 a.m., ET.
    "Chemed Corporation continues to generate strong fundamental performance," stated Kevin McNamara, Chemed president and chief executive officer. "The expansion of the VITAS business model remains on track. Our average ADC for the third quarter of 2004, although preliminary, was 8,949, an increase of 17.1% over the prior-year quarter and 4.3% above the second quarter of 2004. This was accomplished with an average length of stay of 60.8 days and a median length of stay of 13 days. In addition, Roto-Rooter continues to generate strong revenue and profit growth consistent with the second quarter of 2004. As a result, we anticipate exceeding the high end of our diluted earnings-per-share guidance for the third quarter of 2004. In addition, we are in the process of revising upwards our guidance for the fourth quarter of 2004.
    "We believe our hospice approach results in a very stable, scalable business model which offers end-of-life care in a thoughtful, compassionate manner. This model is built on a platform of strong internal systems that allows for careful monitoring and documentation of plans of care provided to all of our patients," stated McNamara. "It is our goal to have these systems track every relevant metric to ensure every concerned stakeholder that VITAS provides outstanding care in a manner that is consistent with both the literal interpretation as well as the intent of the Medicare Hospice Benefit. In our opinion, the hospice industry continues to be roiled in speculation and concern which appear to be company specific and not reflective of VITAS.
    "We look forward to providing more specific information on Chemed's third quarter operating results in our teleconference call on Tuesday, October 26, 2004."
    Chemed will host a conference call and webcast at 11 a.m., ET, on Tuesday, October 26, 2004. The dial-in number for the conference call is 800-945-0061 for U.S. and Canadian participants and 706-679-7146 for international participants. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.
    A taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. It can be accessed by dialing 800-642-1687 for U.S. and Canadian callers and 706-645-9291 for international callers and will be available for a week following the live call. The conference ID number is 1034741. An archived webcast will also be available at www.chemed.com and will remain available for 14 days following the live call.
    Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) is the nation's largest provider of end-of-life hospice care services through its VITAS Healthcare Corporation subsidiary. Chemed also maintains a presence in the residential and commercial repair-and-maintenance industry through two subsidiaries. Roto-Rooter is North America's largest provider of plumbing and drain cleaning services. Service America Network Inc. provides major-appliance and heating/air-conditioning repair, maintenance, and replacement services.
    Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care, plumbing, drain cleaning and HVAC industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed's dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed's most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

    CONTACT: Chemed Corporation
             David P. Williams, 513-762-6901